EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Second Quarter Fiscal 2022

MINNEAPOLIS, April 07, 2022 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the second quarter of fiscal 2022.

Second quarter fiscal 2022 highlights include (with growth rates compared to second quarter of fiscal 2021, except as otherwise noted):

  Consolidated net sales increased 31.0% to a second quarter record $16,749,000
  ZERUST® net sales increased 27.6% to $13,118,000
  ZERUST® oil and gas net sales increased 60.1% to $578,000
  NTIC China net sales decreased 6.3% to $4,164,000
  Natur-Tec® product net sales increased 45.3% to $3,631,000
  Joint venture operating income decreased 35.9% to $2,170,000
  Net income attributable to NTIC decreased to $183,000, compared to $1,313,000 last year
  Net income per diluted share attributable to NTIC was $0.02, compared to $0.13 per diluted share last year
  Non-GAAP adjusted net income was $392,000 or $0.04 per diluted share
  NTIC’s cash and cash equivalents were $7,488,000 as of February 28, 2022

“Strong demand across our product categories and many of our global markets drove us to record sales in the fiscal 2022 second quarter, with total net sales increasing 13.6%, when excluding incremental sales as a result of our recent acquisition of Zerust India. While second quarter and year-to-date profitability in North America and across our joint venture network felt the impact of higher raw material prices, freight, and labor expenses, profitability improved late in the second quarter as we built these factors into our pricing strategies. We believe our financial results will noticeably improve during the second half of fiscal 2022 thanks to these measures,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

During the first quarter of fiscal 2022, NTIC acquired the remaining 50% ownership interest in its Indian joint venture, Harita-NTI Limited (Zerust India) for USD $6.25 million in cash. Effective as of September 1, 2021, Zerust India’s sales and earnings were consolidated on the Company’s income statement. For the second quarter and first half of fiscal 2022, Zerust India contributed $2,230,000 and $4,680,000, respectively, in sales to NTIC’s consolidated net sales.

NTIC’s consolidated net sales increased 31.0% to $16,749,000 during the three months ended February 28, 2022, compared to $12,783,000 for the three months ended February 28, 2021. The year-over-year increase in consolidated net sales was primarily a result of sales growth across all the Company’s product categories due to higher global demand and the recovery from the COVID-19 pandemic, as well as the contribution from Zerust India. For the first half of fiscal 2022, consolidated net sales increased 36.7% to $34,942,000, compared to $25,562,000 for the same period last fiscal year.

The following table sets forth NTIC’s net sales by product category for the three and six months ended February 28, 2022, and February 28, 2021, by segment:

	Three Months Ended
	February 28, 2022	% of Net Sales	February 28, 2021	% of Net Sales	% Change
ZERUST® industrial net sales	$11,656,345	69.6%	$9,396,105	73.5%	24.1%
ZERUST® joint venture net sales	883,511	5.3%	526,941	4.1%	67.7%
ZERUST® oil & gas net sales	577,921	3.4%	361,070	2.8%	60.1%
Total ZERUST® net sales	$13,117,777	78.3%	$10,284,116	80.5%	27.6%
Total Natur-Tec® sales	3,630,862	21.7%	2,498,766	19.5%	45.3%
Total net sales	$16,748,639	100.0%	$12,782,882	100.0%	31.0%

	Six Months Ended
	February 28, 2022	% of Net Sales	February 28, 2021	% of Net Sales	% Change
ZERUST® industrial net sales	$24,267,875	69.5%	$18,473,659	72.3%	31.4%
ZERUST® joint venture net sales	1,723,950	4.9%	1,107,245	4.3%	55.7%
ZERUST® oil & gas net sales	1,549,737	4.4%	923,763	3.6%	67.8%
Total ZERUST® net sales	$27,541,562	78.8%	$20,504,667	80.2%	34.3%
Total Natur-Tec® sales	7,400,490	21.2%	5,057,327	19.8%	46.3%
Total net sales	$34,942,052	100.0%	$25,561,994	100.0%	36.7%

NTIC’s joint venture operating income was $2,170,000 during the three months ended February 28, 2022, compared to joint venture operating income of $3,383,000 during the three months ended February 28, 2021. Net sales of NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, decreased 15.3% to $24,602,000 during the three months ended February 28, 2022, compared to $29,058,000 for the three months ended February 28, 2021. This decrease was attributable to the acquisition of the remaining 50% ownership interest of Zerust India, and higher expenses and lower gross margin at the Company’s joint ventures. Year-to-date, NTIC’s joint venture operating income was $4,803,000, compared to joint venture operating income of $6,545,000 during the six months ended February 28, 2021. Net sales of NTIC’s joint ventures were $51,625,000 during the six months ended February 28, 2022, compared to $55,836,000 for the six months ended February 28, 2021.

Operating expenses, as a percent of net sales, for the second quarter of fiscal 2022 were 40.1%, compared to 45.9% for the same period last fiscal year. Year-to-date, operating expenses, as a percent of net sales, were 39.4%, compared to 46.1% for the same period last fiscal year. The second quarter, and year-to-date improvements in operating leverage were due to higher sales in both periods.

Net income attributable to NTIC for the second quarter of fiscal 2022 was $183,000, or $0.02 per diluted share, compared to net income of $1,313,000, or $0.13 per diluted share for the same period last fiscal year. Year-to-date, net income attributable to NTIC was $4,677,000, or $0.48 per diluted share, compared to net income of $2,575,000, or $0.26 per diluted share for the same period last fiscal year.

During the fiscal 2022 second quarter, NTIC incurred certain one-time expenses related to the acquisition of the remaining 50% ownership interest of Zerust India. Non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $392,000, or $0.04 per diluted share, for the second quarter of fiscal 2022 compared to $1,313,000, or $0.13 per diluted share, for the same quarter last fiscal year. For the six-months ended February 28, 2022, NTIC incurred a net one-time gain of $3,952,000 related to the acquisition of the remaining 50% ownership interest of Zerust India in addition to the one-time expenses related to the acquisition. Year-to-date, NTIC’s non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $1,173,000, or $0.12 per diluted share, compared to $2,575,000, or $0.26 per diluted share, for the same quarter last fiscal year.

NTIC’s consolidated balance sheet remains strong, with working capital of $25,326,000 as of February 28, 2022, including $7,488,000 in cash and cash equivalents, $5,000 in available for sale securities, and an outstanding revolving line of credit balance of $4,200,000, compared to $25,231,000 of working capital as of August 31, 2021, including $7,681,000 in cash and cash equivalents and $5,000 in available for sale securities, and no outstanding line of credit balance.

At February 28, 2022, the Company had $21,852,000 of investments in joint ventures, of which over $11,309,000, or 51.8%, was cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the second quarter of fiscal 2022 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or https://ntic.gcs-web.com/events-presentations where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 7626015.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 45 years and, in recent years, has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations that its financial results will noticeably improve during the second half of fiscal 2022 due to measures implemented to address inflationary pressures, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effects of the COVID-19 pandemic on NTIC’s business and operating results; the effects of supply chain and shipping issues on NTIC’s business and operating results; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the effect of economic uncertainty and trade disputes; NTIC’s dependence on its joint ventures, including in particular in Germany, its relationships with its joint venture partners and the success of its joint ventures, including fees and dividend distributions that NTIC receives from them; risks associated with NTIC’s international operations, including its NTIC China operations, its recent acquisition of the remaining 50% ownership interest in Zerust India, the United Kingdom’s exit from the European Union and exposure to fluctuations in foreign currency exchange rates and tariffs, including in particular the Euro compared to the U.S. dollar; the effect of the, economic slowdown and political unrest, including the current conflict between Russia and Ukraine; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the Company’s filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the fiscal year ended August 31, 2021 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains the non-GAAP financial measures of adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. The reasons for the use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF FEBRUARY 28, 2022 (UNAUDITED)
AND AUGUST 31, 2021 (AUDITED)

	February 28, 2022	August 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,487,811	$7,680,641
Available for sale securities	4,634	4,634
Receivables:
Trade, excluding joint ventures, less allowance for doubtful accounts of $382,000 as of February 28, 2022 and August 31, 2021	12,457,917	11,128,805
Trade, joint ventures	905,961	624,808
Fees for services provided to joint ventures	1,078,702	1,505,127
Income taxes	570,483	386,574
Inventories	12,978,217	11,114,207
Prepaid expenses	3,113,898	1,302,293
Total current assets	38,597,623	33,747,089
PROPERTY AND EQUIPMENT, NET	12,336,699	11,821,458

OTHER ASSETS:
Investments in joint ventures	21,852,070	27,623,768
Deferred income taxes	—	92,554
Patents and trademarks, net	717,805	709,572
Goodwill	4,782,376	—
Intangible asset, net	6,135,433	—
Operating lease right of use asset	528,645	376,438
Total other assets	34,016,329	28,802,332
Total assets	$84,950,651	$74,370,879

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,948,430	$4,290,972
Line of credit	4,200,000	—
Income taxes payable	152,183	178,923
Accrued liabilities:
Payroll and related benefits	1,694,506	2,879,468
Other	1,091,861	894,497
Current portion of operating lease	184,206	272,336
Total current liabilities	13,271,186	8,516,196
LONG-TERM LIABILITIES:
Deferred income tax, net	1,897,259	—
Operating lease, less current portion	344,439	104,102
Total long-term liabilities	2,241,698	104,102
COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of February 28, 2022 and August 31, 2021; issued and outstanding 9,221,517 and 9,184,811, respectively	184,430	183,696
Additional paid-in capital	19,379,032	18,736,268
Retained earnings	50,361,066	46,973,092
Accumulated other comprehensive loss	(3,858,689)	(3,525,030)
Stockholders’ equity	66,065,839	62,368,026
Non-controlling interests	3,371,928	3,382,555
Total equity	69,437,767	65,750,581
Total liabilities and equity	$84,950,651	$74,370,879

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2022 AND 2021

	Three Months Ended February 28,		Six Months Ended February 28,
	2022	2021	2022	2021
NET SALES:
Net sales, excluding joint ventures	$15,865,128	$12,255,941	$33,218,102	$24,454,749
Net sales, to joint ventures	883,511	526,941	1,723,950	1,107,245
Total net sales	16,748,639	12,782,882	34,942,052	25,561,994

Cost of goods sold	11,764,304	8,531,679	24,254,787	16,845,000
Gross profit	4,984,335	4,251,203	10,687,265	8,716,994

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	922,832	1,920,012	2,297,581	3,745,724
Fees for services provided to joint ventures	1,246,909	1,462,684	2,505,767	2,799,245
Total joint venture operations	2,169,741	3,382,696	4,803,348	6,544,969

OPERATING EXPENSES:
Selling expenses	2,971,391	2,832,008	6,209,149	5,573,776
General and administrative expenses	2,518,788	1,958,974	5,115,135	4,052,956
Research and development expenses	1,218,674	1,075,180	2,454,495	2,150,917
Total operating expenses	6,708,853	5,866,162	13,778,779	11,777,649

OPERATING INCOME	445,223	1,767,737	1,711,834	3,484,314

REMEASUREMENT GAIN ON ACQUISITION OF EQUITY METHOD INVESTEE	—	—	3,951,550	—

INTEREST INCOME	9,909	15,638	20,852	85,176
INTEREST EXPENSE	(7,404)	(5,249)	(10,295)	(7,617)

INCOME BEFORE INCOME TAX EXPENSE	447,728	1,778,126	5,673,941	3,561,873

INCOME TAX EXPENSE	151,743	274,660	656,123	653,250

NET INCOME	295,985	1,503,466	5,017,818	2,908,623

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	113,138	190,891	341,212	333,649

NET INCOME ATTRIBUTABLE TO NTIC	$182,847	$1,312,575	$4,676,606	$2,574,974

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.02	$0.14	$0.51	$0.28
Diluted	$0.02	$0.13	$0.48	$0.26

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,214,817	9,104,636	9,211,858	9,104,623
Diluted	9,683,426	9,867,918	9,736,060	9,756,268
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.07	$0.065	$0.14	$0.065

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED NET INCOME CALCULATIONS
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains the non-GAAP financial measures of adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are information supplemental and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following table provides reconciliations of financial measures calculated and reported in accordance with GAAP as well as adjusted non-GAAP financial measures presented in the accompanying release. The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per common share, in each case, as adjusted to exclude the net one-time gain related to the acquisition of the remaining 50% ownership interest of Zerust India.

	Three Months Ended February 28,		Six Months Ended February 28,
	2022	2021	2022	2021

Net income, as reported	$182,847	$1,312,575	$4,676,606	$2,574,974
Adjustments for adjusted net income:
Expenses related to NTIC India transaction	65,000	-	115,000	-
Gain on purchase of NTIC India	-	-	(4,612,638)	-
Cumulative foreign currency adjustment	-	-	661,088	-
Amortization expense	144,000	-	212,000	-
Tax impact of adjusted items	-	-	121,000	-
Adjusted net income	$391,847	$1,312,575	$1,173,056	$2,574,974

Weighted average shares outstanding (diluted)	9,683,426	9,867,918	9,736,060	9,756,268
Diluted net income per share, as reported	0.02	0.13	0.48	0.26
Adjustments for adjusted net income, net of tax impact, per diluted share [1]	0.02	-	(0.36)	-
Diluted adjusted net income per share	$0.04	$0.13	$0.12	$0.26

[1] Includes adjustments related to the items noted above, net of tax

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600